UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2009

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of registrant as specified in its charter)

Washington	000-13468	91-1069248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1015 Third Avenue, 12th Floor

Seattle, Washington 98104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 674-3400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2009, at the Annual Meeting (the “Annual Meeting”) of Shareholders of Expeditors International of Washington, Inc. (the “Company”), the shareholders of the Company approved and ratified adoption of the 2009 Stock Option Plan (the “Plan”). A summary of the Plan’s terms was provided in the Company’s proxy statement (the “Proxy Statement”) on Schedule 14A filed with the Securities and Exchange Commission (the “Commission”) on March 20, 2009. This summary is incorporated herein by reference to the Proxy Statement and qualified in its entirety by reference to the full text of the 2009 Stock Option Plan and related form of agreement, copies of which are attached as exhibits to this report.

Item 7.01	Regulation FD Disclosure.

The shareholders of the Company also approved the following items at the Annual Meeting:

(1)	Election of the following directors: Peter J. Rose; R. Jordan Gates; James L.K. Wang; Mark A. Emmert; Dan P. Kourkoumelis; Michael J. Malone; John W. Meisenbach; and Robert R. Wright; and

(2)	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Expeditors International of Washington, Inc. 2009 Stock Option Plan

10.2	Form of Expeditors International of Washington, Inc. 2009 Stock Option Plan Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. (Registrant)

Date: May 11, 2009	By:	/s/ R. Jordan Gates
R. Jordan Gates
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Expeditors International of Washington, Inc. 2009 Stock Option Plan

10.2	Form of Expeditors International of Washington, Inc. 2009 Stock Option Plan Stock Option Agreement